UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report – May 5, 2016
(Date of earliest event reported)
QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

Utah	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145
(Address of principal executive offices)
Registrant's telephone number, including area code (801) 324-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Settlement of Certain Litigation Relating to the Merger
As described in greater detail in the Litigation Relating to the Merger section of the definitive proxy statement of Questar Corporation (“Questar” or the “Company”) filed with the Securities and Exchange Commission on April 5, 2016 and first mailed to Questar stockholders on or about April 8, 2016 (the “Proxy Statement”), lawsuits captioned Teamster Local 456 Pension Fund v. Jibson, et al., Case No. 160900938 (Ut. Dist. Ct.), Stein v. Questar Corp., et al., Case No. 160901161 (Ut. Dis. Ct.), Senatori, et al. v. Dominion Resources, Inc., et al., Case No. 160901154 (Ut. Dist. Ct.), and Hansen v. Questar Corp., et al., Case No. 160901308 (Ut. Dis. Ct.), consolidated as In re Questar Corporation S’holder Litig., Case No. 160900938 (Ut. Dist. Ct.). (collectively, the “Questar Merger Litigation”), are pending in Utah State District Court. The Questar Merger Litigation relates to the Agreement and Plan of Merger, dated as of January 31, 2016 (the “Merger Agreement”), by and among Dominion Resources, Inc. (“Dominion”), Diamond Beehive Corp. (“Merger Sub”) and Questar, providing for the merger of Merger Sub with and into Questar (the “Merger”), with Questar surviving the Merger as a wholly-owned subsidiary of Dominion.

On May 5, 2016, solely to avoid the costs, risks, and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Questar and the other named defendants in the Questar Merger Litigation signed a memorandum of understanding (the “MOU”) to settle the Questar Merger Litigation. This Current Report on Form 8-K is being filed pursuant to the MOU. Questar believes that no further supplemental disclosure is required under applicable securities laws; however, to avoid the risk of the Questar Merger Litigation delaying or adversely affecting the Merger and to minimize the expense of defending such action, it has agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. Subject to completion of certain confirmatory discovery by counsel to the plaintiffs in the Questar Merger Litigation, the MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement contemplated by the parties will be subject to customary conditions, including court approval following notice to Questar’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Utah State District Court will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims that were or could have been brought in any of the actions challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal made by stockholders of Questar in accordance with Part 13 of the Utah Revised Business Corporation Act), pursuant to terms that will be disclosed to stockholders of Questar prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Utah State District Court for an award of attorneys’ fees and expenses to be paid by Questar or its successor, which the defendants may oppose. Questar or its successor shall pay or cause to be paid any attorneys’ fees and expenses awarded by the Utah State District Court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Utah State District Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the MOU may be terminated.

Supplement to Proxy Statement

The additional disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Proxy Statement. Nothing in this Current Report on Form 8-K, the MOU, or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

The Merger - Background of the Merger
The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure after the last sentence of the sixth paragraph on page 24 of the Proxy Statement:
In connection with such meetings and discussions, Party B did not offer a specific price to the Company and never subsequently offered a specific price to the Company in connection with a possible strategic transaction with the Company.
The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure after the first paragraph on page 25 of the Proxy Statement:

In June of 2015, the Company and Party B executed a non-disclosure agreement.
The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure after the fourth paragraph on page 25 of the Proxy Statement:
In July of 2015, Mr. Jibson informed the Board he was considering retiring from his position as Chairman, President and CEO of the Company in 2016.
The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure after the second full paragraph on page 27 of the Proxy Statement:
Consistent with the Company’s typical practice, at the same meeting of the Board, Executive Management presented to the Board both a base business plan, which outlined various potential business risks and opportunities, as well as an alternative case, which applied a sensitivity analysis to the base plan by using different assumptions about certain potential risks and opportunities.  At the meeting, and in the following weeks, the Board and Executive Management continued to evaluate the relative merits of the base business plan and alternative case, and the principal assumptions reflected therein, and discussed certain adjustments that the Board determined were reasonable and appropriate to include in the projections that formed part of the prospective financial information that was subsequently provided to both Dominion and Goldman.
The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure immediately following the last sentence of the second paragraph on page 28 of the Proxy Statement:
In the days prior to this, Mr. Jibson briefly called the CEO of Party A to determine if Party A remained interested in pursuing a potential transaction and the CEO of Party A indicated that it would be conducting due diligence on the Company. Mr. Jibson also reached out to a representative of Party C to confirm Party C remained interested in pursuing a potential transaction.
The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure at the end of the first sentence of the fourth paragraph on page 28 of the Proxy Statement:
(the Company had not previously executed and did not later execute non-disclosure agreements with Party A, Party C, Party D or Party E).
The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure to modify the fifth sentence of the first full paragraph on page 29 of the Proxy Statement which starts “Following a detailed question and answer period….” as follows:
…the low likelihood that broadening the process would result in a higher price from Dominion or other potential suitors (taking into account, among other things, that Dominion had stated its indicative offer was premised on a grant of exclusivity and the risk that they would not continue discussions with the Company if such exclusivity was not granted, the fact that Party A, Party C and Party D had each communicated to the Company or its advisors that they did not intend to pursue a strategic transaction with the Company, and discussions with Goldman as to other companies that might potentially have interest in a transaction, their potential level of interest and ability to execute such a transaction).
The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure to the end of the parenthetical in clause (3) of the sixth sentence of the first full paragraph on page 29 of the Proxy Statement:

“, and the fact that none of Party A, Party C or Party D had proposed any offer price for a potential acquisition of the Company)”

Prospective Financial Information

The disclosure under the heading “Prospective Financial Information” is hereby supplemented by adding the following disclosure as a new last bullet point under the “Questar Gas” subheading on page 35 of the Proxy Statement:

•	Capital spending in 2019 includes an estimated $142 million for a possible LNG peaking facility

The disclosure under the heading “Prospective Financial Information” is hereby supplemented by adding the following disclosure as new line items following Diluted Earnings Per Share in the table of prospective financial information on page 36 of the Proxy Statement:

	2016E	2017E	2018E	2019E	2020E
Change in Operating Assets and Liabilities	$59.3	$12.1	$7.7	$12.6	$10.7
Net Cash Provided by Operating Activities	$539.0	$516.3	$526.3	$575.7	$575.7
The disclosure under the heading “Prospective Financial Information” is hereby supplemented by adding the following disclosure directly below the table of prospective financial information on page 36 of the Proxy Statement:

Set forth below is a reconciliation of projected Net Income to projected EBITDA included in the prospective financial information for each of the years 2016-2020:

Reconciliation of EBITDA to Net Income

($ in millions)	2016E	2017E	2018E	2019E	2020E
Net Income	$217.7	226.4	229.0	233.8	246.8
+Interest Expense	$83.2	88.4	94.7	101.3	106.8
+ Income Taxes	$119.7	125.6	127.9	130.9	139.0
+ Depreciation & Amortization	$210.7	223.3	238.6	255.7	271.1
+ Other	$1.7	1.6	1.3	1.3	1.2
EBITDA	$633.0	665.3	691.5	723.0	764.9

Opinion of Goldman, Sachs & Co.

The disclosure under the heading “Opinion of Goldman, Sachs & Co.” and under the subheading “Illustrative Discounted Cash Flow Analysis” in the third sentence which begins “Goldman then derived” and in the fourth sentence which begins “Goldman derived a range of illustrative enterprise values” is hereby deleted and replaced in its entirety on page 39 of the Proxy Statement with the following:

This range of multiples and discount rates implied perpetuity growth rates ranging from 1.7% to 1.9%. In the illustrative discounted cash flow analyses described in this paragraph, unlevered free cash flow, which is the Company’s projected earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA,” minus taxes (calculated by multiplying the tax rate contained in the Forecasts by the Company’s projected earnings before interest and taxes), minus its projected capital expenditures and minus the projected increase in net working capital, was calculated using the Forecasts. The range of discount rates was derived by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman then derived a range of illustrative terminal values by applying illustrative exit multiples ranging from 7.50x to 9.00x to the Company’s estimated terminal year EBITDA, and discounted such illustrative terminal values to December 31, 2015, using the same range of discount rates as described above. This exit multiple range was derived by Goldman utilizing its professional judgment and experience based on the range of multiples of enterprise value (“EV”) of the Company over the last five years (based on the closing price of shares of the Company’s common stock on each day during the last five years), to LTM (Last Twelve Months) EBITDA of the Company for the applicable calendar year. Goldman derived a range of illustrative EVs for the Company by adding the range of present values it derived above for the period from January 1, 2016 through December 31, 2020 to the range of present values of the illustrative terminal values it derived above.

The disclosure under the heading “Opinion of Goldman, Sachs & Co.” and under the subheading “Sum-of-the-Parts Analysis” in the second paragraph which is shown below is hereby deleted in its entirety on page 39 of the Proxy Statement:

, which were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company

The disclosure under the heading “Opinion of Goldman, Sachs & Co.” and under the subheading “Sum-of-the-Parts Analysis” is hereby supplemented by adding the following disclosure directly below the sentence that states “(b) Data for Piedmont Natural Gas is as of October 23, 2015, the last trading day before the announcement on October 26, 2015 of its acquisition by Duke Energy” on page 40 of the Proxy Statement:

Although none of the Selected Midstream Companies is directly comparable to the Company’s QPC segment, the Selected Midstream Companies were chosen because they are publicly traded companies in the midstream oil & gas industry with assets with significant exposure to regulated interstate pipelines and with operations, scale and geographic profiles that for purposes of analysis may be considered similar to certain of the Company’s QPC segment’s operations and its scale and geographic profile. Although none of the Selected E&P Companies is directly comparable to the Company’s Wexpro segment, the Selected E&P Companies were chosen because they are publicly traded companies in the oil & gas exploration & production industry exhibiting one or more of the following characteristics: reserves that are generally gas-weighted, comparatively conservative capital structures or operations and geographic profiles that for purposes of analysis may be considered similar to certain of the Company’s Wexpro segment’s operations and its geographic profile. Although none of the Selected Gas LDCs is directly comparable to the Company’s QGC segment, the Selected Gas LDCs were chosen because they are publicly traded companies in the natural gas local distribution utility industry with operations and market size that for purposes of analysis may be considered similar to certain of the Company’s QGC segment’s operations and its market size.

The disclosure under the heading “Opinion of Goldman, Sachs & Co.” and under the subheading “Sum-of-the-Parts Analysis” which states “In addition, Goldman applied implied multiple ranges derived from a historic analysis of the Company to the estimated EBITDA for calendar year 2016 for the Company’s QFC & Other (Fueling & Other) segment” on page 40 of the Proxy Statement is hereby deleted in its entirety and replaced with the following sentence:

In addition, Goldman applied implied multiple ranges derived from the EV/2016E EBITDA multiple for the Company as a whole to the estimated EBITDA for calendar year 2016 for the Company’s QFC & Other (Fueling & Other) segment.

The disclosure under the heading “Opinion of Goldman, Sachs & Co.” and under the subheading “Sum-of-the-Parts Analysis” which states “(iii) the value of certain of the Company’s net debt as of December 31, 2015 of approximately $1,013 million, per the management of the Company” on page 41 of the Proxy Statement is hereby deleted in its entirety and replaced with the following disclosure:

(iii) the value of the Company’s net debt other than QGC net debt as of December 31, 2015 of approximately $1,013 million, per the management of the Company.

The disclosure under the heading “Opinion of Goldman, Sachs & Co.” is hereby supplemented by adding the following disclosure as a new fifth sentence and seventh sentence, respectively, in the fourth paragraph on page 43 of the Proxy Statement:

During the two-year period ended January 31, 2016, Goldman Sachs received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to the Company and/or its affiliates of approximately $100,000.

During the two-year period ended January 31, 2016, Goldman Sachs received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Dominion and/or its affiliates of approximately $11 million.

Forward-Looking Statements

This Current Report on Form 8-K may contain information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as

“anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these may include statements relating to the outcome of contingencies such as legal proceedings, future actions, prospective services or products, future performance or results of current and anticipated services or products, development efforts, expenses, trends in operations, and financial results.

Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•
the risk factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as updated by subsequent Quarterly Reports on Form 10-Q and other reports we may file from time to time with the Securities and Exchange Commission (the “SEC”);

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar’s control.

In addition, the Merger is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control or estimate precisely, such as the ability to obtain the required approval of Questar’s shareholders; the risk that Dominion or Questar may be unable to obtain necessary regulatory approvals for the transaction or required regulatory approvals may delay the transaction or cause the parties to abandon the transaction; the risk that conditions to the closing of the transaction or the committed debt financing may not be satisfied; and the risk that an unsolicited offer for the assets or capital stock of Questar may interfere with the transaction. We have identified and will in the future identify a number of these factors in our SEC reports on Forms 10-K and 10-Q. We refer you to those discussions for further information. Any forward-looking statement speaks only as of the date on which it is made, Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

* * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTAR CORPORATION

May 5, 2016	/s/ Kevin W. Hadlock
Kevin W. Hadlock Executive Vice President and Chief Financial Officer